                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/x/  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                COLUMBIA BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 17, 1997


                 NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Columbia Bancorp, an Oregon corporation ("Bancorp"), will be held at 7 p.m. on April 17, 1997, at The Dalles Main Branch of Columbia River Bank, 316 East Third Street, The Dalles, Oregon, for the following purposes:

                 1. To consider and act upon the election of seven (7) directors of Bancorp.

                 2. Approval of an amendment to the Articles of Incorporation of Columbia Bancorp to increase the number of authorized shares from 4,000,000 to 10,000,000.

                 3. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

                 Only shareholders of record at the close of business on February 28, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment or adjournments thereof. Further information regarding voting rights and the business to be transacted at the annual meeting of shareholders is given in the accompanying Proxy Statement.

                 Shareholders who find it convenient are invited to attend the meeting personally. If you are not able to do so and wish your shares to be voted, it is important that you complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

                 We hope that you will be able to attend the meeting. It is always a pleasure to meet and become better acquainted with the shareholders of Bancorp.

                 By order of the Board of Directors.


March 5, 1997                                   Richard J. Croghan
                                                    Secretary


___________________________________________________________________________
Your vote is important.  Please return your proxy so that your vote can be counted.
___________________________________________________________________________

                                COLUMBIA BANCORP
                             316 East Third Street
                           The Dalles, Oregon  97058
                                 (541) 298-6649

                         ANNUAL MEETING PROXY STATEMENT

                 This Proxy Statement, dated February 28th, is furnished in connection with the solicitation of proxies by the Board of Directors of Columbia Bancorp ("Bancorp") to be used at the annual meeting of Bancorp's shareholders to be held on April 17, 1997, at 7 p.m. at The Dalles Main Branch of Columbia River Bank, 316 E. Third Street, The Dalles, Oregon. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is March 10, 1997. Bancorp's 1996 Annual Report to Shareholders is being mailed to shareholders of Bancorp with this Proxy Statement.


                    PROXIES AND VOTING AT THE ANNUAL MEETING

                 The only class of issued and outstanding stock of Bancorp is its common stock, no par value. At February 28, 1997, the record date for determining shareholders entitled to vote at the meeting, there were 2,255,641 shares of Common Stock outstanding. Each holder of record of outstanding shares of Common Stock on the record date is entitled to one vote for each share held on every matter submitted at the meeting.

                 A majority of the outstanding common stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. The matters to be voted on at the annual meeting must be approved by an affirmative vote of the holders of the common stock of Bancorp. Shareholders who do not vote (either in person or by submitting a proxy), including broker non-votes, will be considered abstentions and will not be counted toward the quorum.

                 If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote in favor of management's nominees for director, and in their discretion as to any other matters which may come before the meeting.
Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of Bancorp or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the meeting will not by itself revoke such shareholder's proxy. Ballots on proxies may be counted by personnel of Columbia River Banking Company ("Columbia"), or by Bancorp's transfer agent, Norwest Shareowner Services.

                 The cost of this proxy solicitation will be borne by Bancorp. Bancorp does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, Bancorp may also use its officers or officers and employees of Columbia to solicit proxies from shareholders, either in person or by telephone, telegraph, or letter. Such persons will not be specially compensated for these activities.


                         BUSINESS OF THE ANNUAL MEETING

                 Management knows of only two matters, which are discussed below, to be presented at the annual meeting for shareholder action.

APPROVAL OF INCREASE IN AUTHORIZED SHARES

                 The Board of Directors has approved a resolution calling for an amendment to Article II, Section (1) of the Articles of Incorporation of Bancorp to increase the number of authorized shares of Bancorp common stock from 4,000,000 shares to 10,000,000. The amendment is subject to the ratification and approval of Bancorp's shareholders through an affirmative vote of the holders of a majority of Bancorp's common stock. As of February 28, 1997, there were 2,255,641 shares of Bancorp common stock issued and outstanding, constituting the only class of securities presently issued by Bancorp. The Board of Directors has determined that an increase in the number of authorized shares of Bancorp common stock is necessary and desirable to allow for possible future stock dividends, for issuance of shares to the Columbia's Employee Stock Ownership Plan, for the grant of stock options, and for other corporate purposes.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ABOVE DESCRIBED AMENDMENT TO THE BANCORP ARTICLES OF INCORPORATION

ELECTION OF DIRECTORS

                 The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. Due to the increase in the number of Bancorp directors resulting from the 1996 acquisition of Klickitat Valley Bank ("Klickitat"), the Board has nominated one director each for terms expiring in 1998 and 1999 as well as the customary slate of candidates for election to a three year term.

                 George W. Hall has been nominated by the Board for a term expiring at the 1998 annual meeting. Mr. Hall joined the Bancorp board in June of 1996 at the time of the acquisition of Klickitat. He was a founding director of that institution.

                 Dennis Carver has been nominated by the Board for a term expiring at the 1999 annual meeting. Mr. Carver has served on the Klickitat Board since 1984.

                 Five Directors have been nominated by the Board for the term expiring at the year 2000 annual meeting. The persons nominated are Steve Martin, Jean McKinney, Greg Walden, Jane Lee, and James Roberson. Mr. Martin, Ms. McKinney, and Mr. Walden have served since the incorporation of Bancorp in October of 1995. Ms. Lee and Mr. Roberson have served on the Klickitat Board.

                 A vote in favor of one or more of management's nominees for director is a vote only for members of the Board of Directors of Bancorp. Shareholders of Bancorp do not elect the Board of Directors of any subsidiary of Bancorp.

                 Although Bancorp knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of Bancorp may recommend. The Bancorp Board does not have a standing nominating committee nor does it have a formal procedure to receive shareholder nominations, but it will consider any written recommendations sent to the attention of the Board at Bancorp's administrative offices at 316 East Third Street, The Dalles, Oregon 97058.

NOMINEE FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF BANCORP FOR A TERM EXPIRING IN 1998:

                 George W. Hall, age 70, has been a director of Klickitat since 1968. He was formerly employed by Champion International Corporation as the manager of lumber manufacturing, retiring in 1987. He also serves as a member of the Skyline Hospital Foundation.

NOMINEE FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF BANCORP FOR A TERM EXPIRING IN 1999:

                 Dennis Carver, age 48, has been a director of Klickitat since 1984. He has worked as a chiropractor in Goldendale, Washington, since 1972. He presently runs the Goldendale Chiropractic Clinic.

NOMINEES FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF BANCORP FOR A TERM EXPIRING IN 2000:

                 Jane F. Lee, age 45, has been a director of Klickitat since 1987. She has worked in cattle ranching and hay operations for 25 years, and is the President-elect of the Washington State, Klickitat County Association of Cattle Women.

                 Steve Martin, age 53, has been a director of Columbia since 1977. He has served as Chairman of the Columbia Board since April 1995 and as Chairman of the Board of Directors of Bancorp since October 1995. Mr. Martin is owner-operator of the Stephanie, Surfsand Resort, Haystack Motel, and Wayfarer Restaurant. He is chief executive officer of Steve Martin Management corporation, a hospitality management company in Cannon Beach, Oregon.

                 Jean McKinney, age 58, has been a director of Columbia since April 1994. Ms. McKinney has served for over eighteen years as president and business manager of McKinney Ranches, Inc., a grain farming business in Wasco, Oregon.

                 Greg Walden, age 40, has been a director of Columbia since April 1994. Since 1986, he has served as president of Columbia Gorge Broadcasters, Inc. in Hood River, Oregon. From 1989 through 1995 he served as a state representative and state senator in the Oregon legislature.

                 James B. Roberson, age 62, has been a director of Klickitat since 1977. Recently retired, he was formerly an optometrist in the Bingen/White Salmon area.

DIRECTORS CONTINUING IN OFFICE

                 Robert L.R. Bailey, age 55, has been a director of Columbia since 1977 and has served as chairman of the Columbia Board. For the past 12 years, Mr. Bailey has been the president and general manager of Orchard View Farms, Inc., a fruit growing and packing company.

                 Ted M. Freeman, age 68, was a director of Juniper Banking Company for eight years prior to its merger with Columbia, and became a director of Columbia following the merger. Prior to retirement, Mr. Freeman managed a seed, fertilizer, and grain business.

                 Donald T. Mitchell, age 52, was a director of Juniper Banking Company for six years and became a director of Columbia following the merger. Since 1982, he has been a partner in Lacy Forest Products, a lumber brokerage firm.

                 Charles F. Beardsley, age 56, has been a director of Columbia since April 1994. Mr. Beardsley has served for over five years as president of Hershner & Bell Realty, a real estate brokerage firm, and as a partner in Hershner & Bell-Farrell Agency, an insurance agency, both in Hood River, Oregon.

                 William A. Booth, age 56, has been a director of Columbia since 1977. Mr. Booth has been a principal in Booth & Kelly Insurance & Real Estate, a real estate and insurance agency in The Dalles, Oregon.

                 Donald C. Gomes, age 79, was a director of Juniper Banking Company and become a director of Columbia following the merger. Since 1975, Mr. Gomes has owned and managed Eagle Valley Ranch in Antelope.

                 Terry L. Cochran, age 52, has been Columbia's Chief Executive Officer and a director since 1981. Upon the retirement of the President and Chief Executive Officer of Klickitat on December 31, 1996, he also assumed that position. He is also a director of Hood River Computers, Inc. He holds a B.A. degree in Business Administration from Washington State University.

BANCORP MEETINGS AND COLUMBIA AND KLICKITAT COMMITTEES AND MEETINGS

                 The Board of Directors of Bancorp, Columbia and Klickitat held 12 meetings during 1996. Each member of the Board attended at least 90% of the meetings they were entitled to attend. The Columbia Board of Directors has four committees: Executive Committee, Audit/Examination Committee, Human Resources Committee, and Investment/Asset-Liability Committee. The Klickitat Board of Directors has five committees: Executive Committee, Examining Committee, Investment Committee, Compensation Committee, and Strategic Planning Committee.

                 The Executive Committee of Columbia consists of Chairperson Steve Martin, Terry Cochran, Robert Bailey, and Donald Mitchell. It acts for the Board on matters requiring prompt action, serves as the Board nominating committee, recommends long range planning activities to the full board, and evaluates the CEO, recommending appropriate compensation, benefits, and employment contracts. The committee met once in 1996. All members were in attendance.

                 The Executive Committee of Klickitat consisted of Chairperson Wesley Kangas, James Bridgefarmer, Thomas Juris, George Hall, William Ward, and James Roberson. It acted for the Board on matters requiring prompt action. It met five times in 1996, with William Ward and James Roberson each missing one meeting.

                 The Audit/Examination Committee of Columbia consists of Chairperson Charles Beardsley, Don Gomes, George Hall, and Greg Walden. It reviews the scope of internal and external audit activities and the results of Bancorp's annual audit. The committee met three times in 1996. All members were in attendance.

                 The Examining Committee of Klickitat consisted of Chairperson George Hall, James Bridgefarmer, Dennis Carver, and James Roberson. It reviewed the scope of internal and external audit activities. The committee met three times in 1996. All members were in attendance.

                 The Human Resources Committee of Columbia provides oversight of the ESOP, 401(k), and stock option plan, and reviews and makes recommendations on corporate compensation and personnel policies. The members of the Human Resources Committee are Chairperson Donald Mitchell, Robert Bailey, William Booth, Terry Cochran, and Jean McKinney. The committee met four times in 1996. All members were in attendance.

                 The Compensation Committee of Klickitat consisted of Wesley Kangas, William Ward, Jane Lee, Robert Dickey, James Bridgefarmer, James Roberson, and George Hall. It was not convened in 1996.

                 The Investment/Asset-Liability Committee of Columbia consists of Chairperson Terry Cochran, Ted Freeman, and Jean McKinney. Its charge is to establish, update, and monitor policies related to asset, liability, liquidity, interest rate management, and investments. It also recommends approval of securities advisors and brokers. It was not convened in 1996.

                 The Investment Committee of Klickitat consisted of Chairperson James Roberson, Wesley Kangas, Thomas Juris, and Klicitat CFO, Raymond Meyer. Its charge was to establish, update, and monitor policies related to asset, liability, liquidity, interest rate management, and investments. It also recommended approval of securities advisors and brokers. It was not convened in 1996.

                 The Strategic Planning Committee of Klickitat consisted of Chairperson George Hall, with members James Bridgefarmer, Wesley Kangas, Dennis Carver, James Roberson, and William Ward. It recommended long range planning activities to the full board. It was not convened in 1996.

OTHER BUSINESS

                 Bancorp's management knows of no other matters to be brought before the meeting for a vote. However, if other matters are presented for a vote at the meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters. At the meeting, management will report on Bancorp's business, and shareholders will have an opportunity to ask questions.


                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

                 The following table sets forth certain information regarding the beneficial ownership of Bancorp's Common Stock at February 18, 1997 by: (i) each person who is known by Bancorp to own beneficially more than 5% of the Common Stock; (ii) each nominee for director; (iii) the executive officers named in the Summary Compensation Table below; and (iv) all executive officers and nominees as a group.

          NAME OF BENEFICIAL OWNER               SHARES BENEFICIALLY OWNED (1)          PERCENT OF CLASS
          ------------------------               -----------------------------          ----------------
 PERSONS WITH GREATER THAN 5% OWNERSHIP
 George Layman                                                    171,683                   7.61%
 DIRECTORS
 Robert L.R. Bailey                                                85,101                   3.77%
 Charles F. Beardsley                                              10,276                    .46
 William A. Booth                                                  27,882                   1.24
 Dennis Carver                                                      8,389                    .37
 Terry L. Cochran                                                 109,811                   4.87
 Ted M. Freeman                                                     3,450                    .15
 Donald C. Gomes                                                   26,142                   1.16
 George W. Hall                                                    40,987                   1.81
 Jane Lee                                                           3,637                    .16
 Stephen D. Martin                                                 50,313                   2.23
 Jean S. McKinney                                                   3,300                    .15
 Donald T. Mitchell                                                 7,671                    .34
 James Roberson                                                    17,765                    .79
 Greg P. Walden                                                     3,321                    .15
 EXECUTIVE OFFICERS (NOT INCLUDED ABOVE)
 Richard J. Croghan                                                37,211                   1.65
 James McCall                                                      10,219                    .45
 Lark Wysham                                                        2,286                    .10
                                                                  -------                  -----
 All directors and executive officers
   as a group                                                     447,761                  19.85%
                                                                  =======                  =====

(1) Share amounts include stock options which are currently exercisable as follows: Robert L.R. Bailey, 3,000; Charles F. Beardsley, 3,000; William A. Booth, 3,000; Terry L. Cochran, 8,100; Ted Freeman, 2,500; Stephen D. Martin, 3,000; Jean S. McKinney, 2,000; Donald T. Mitchell, 3,000; Greg P. Walden, 1,800; Richard J. Croghan, 3,900; James McCall 3,584; Lark Wysham, 1,500.

                 Explanatory note. Shares owned and percentage figures includes shares jointly and severally owned, shares owned by the individual's spouse and certain other immediate family members, shares held in trust, and shares held in the Bank's ESOP, but exclude shares over which any of the above may have voting power as trustee of the Bank's ESOP. Three of the individuals listed above own Bancorp Common Stock through the Bank's ESOP. These holdings as of December 31, 1995, the latest date for which figures are available, are:
(1) Terry L. Cochran, 9,711; (2) Richard J. Croghan, 5,811; and (3) James McCall, 5,016.

                        INFORMATION REGARDING MANAGEMENT

EXECUTIVE OFFICERS - BANCORP

              The Executive Officers of Bancorp are Terry L. Cochran, President and C.E.O., and Richard J. Croghan, Secretary. Both have served in that capacity since October of 1995. There are no other officers or employees of Bancorp.

EXECUTIVE OFFICERS - COLUMBIA & KLICKITAT

              Terry L. Cochran, age 52, is Columbia's President and Chief Executive Officer, and is also a member of the Board of Directors of Bancorp.

              Since the retirement of Wesley A. Kangas as of December 31, 1996, Terry L. Cochran has served as President and CEO of Klickitat.

              Richard J. Croghan, age 43, has performed the duties of Chief Financial Officer for Columbia since September 1981. He was a director of Columbia from 1984 until 1995. He holds an A.S. degree in Business from Central Oregon Community College.

              Lark E. Wysham, age 46, became Columbia's Chief Operations Officer following the 1995 merger between Columbia and Juniper Banking Company. Prior to that time, she held a number of positions at Juniper Banking Company beginning in 1980, including most recently Vice President/Operations.

              James C. McCall, age 51, has been employed by Columbia since April 1982 and has performed the duties of Chief Lending Officer since November 1988. He holds a B.S. degree in Business from Oregon State University.

              Raymond E. Meyer, age 60, has performed the duties of Chief Financial Officer for Klickitat since 1985. Prior to that, Mr. Meyer was the Cashier at Liberty Bank of Seattle.

EXECUTIVE COMPENSATION - BANCORP

              Executive Officers of Bancorp receive no compensation for their activities as such.

EXECUTIVE COMPENSATION - COLUMBIA AND KLICKITAT

              The following table sets forth, for the three years ended December 31, 1996, the compensation awarded, paid to, or earned by the chief executive officers of Columbia and Klickitat, and each other executive officer whose salary and bonus exceeded $100,000.

              For the three years described below, Terry L. Cochran served as CEO of Columbia. In addition, prior to the 1995 merger between Columbia and Juniper Banking Company, Mr. Cochran served as President of Columbia and resumed the role and title of President on December 21, 1995.

              For the three years described below, Wesley A. Kangas served as President and CEO of Klickitat until his retirement on December 31, 1996.

                                                                                  LONG-TERM                  ALL OTHER
                                         ANNUAL COMPENSATION                 COMPENSATION AWARDS            COMPENSATION
                     ----------------------------------------------          -------------------            ------------
                                                                                        SECURITIES
                                                PROFIT                                  UNDERLYING
 NAME AND                                       SHARING     DIRECTOR                      OPTIONS
 POSITION                YEAR      SALARY       /BONUS         FEES        ESOP           GRANTED
 --------                ----    ----------    --------   ------------   --------     ---------------

                                                               -
 Terry L. Cochran       1996     $93,634 (2)     $31,788     $2,000       $   (1)          -                 $1,500 (4)
   President and CEO    1995     $90,180 (2)     $52,017     $4,800         $11,049   4,500 shares (3)       $1,362 (4)
                        1994     $86,910 (2)     $31,208     $4,800         $12,116        -                 $1,121 (4)

 Wesley A. Kangas       1996         $96,420     $14,463  -             -                  -                -

                        1995         $93,600     $13,921  -             -                  -                -

                        1994         $90,000     $13,389  -             -                  -                -



(1) As of December 31, 1995, Columbia's Employee Stock Option Plan held 12,650 shares of Bancorp stock for the account of Mr. Cochran, with an estimated market value of $240,356 (at $19 per share) plus uninvested cash of $10,490. All of the shares described are vested, and dividends are payable to the account of Mr. Cochran under the ESOP. The contribution to the ESOP for Mr. Cochran for the 1996 fiscal year was approximately $10,500.

(2)      Includes monthly auto allowance of $500.

(3) The exercise price of the described options is $10 per share. The options are immediately exercisable and expire in June 2005. These options were originally granted for 1,500 shares at an exercise price of $30 per share. They were repriced at September 1, 1995, consistent with the 3-for-1 stock split for shareholders of record on that date.

(4)      Annual 401(k) contribution.

              The following table sets forth information regarding option holdings at December 31, 1996 by each executive officer named in the compensation table shown above. There were no options to purchase Bancorp common stock granted in 1996.

                                                                   FISCAL YEAR-END OPTION VALUES
                                       --------------------------------------------------------------------------------------
                                             NUMBER OF SECURITIES
                                            UNDERLYING UNEXERCISED                  VALUE OF UNEXERCISED
                                          OPTIONS AT FISCAL YEAR-END               IN-THE-MONEY OPTIONS AT
              NAME                       EXERCISABLE/UNEXERCISABLE (1)               FISCAL YEAR-END (2)
 ------------------------------          -----------------------------          -----------------------------
 Terry L. Cochran                            8,100 shares/  -                               $53,712


(1) No options were exercised by Mr. Cochran during the fiscal year ending December 31, 1996.

(2) On December 31, 1996, the closing price of Bancorp's stock was $15. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

                 Bancorp and Terry L. Cochran, the President and CEO of Columbia, are parties to an Employment Agreement of May 14, 1996 and a Deferred Compensation Agreement of May 14, 1996. The Employment Agreement extends for a period ending May 15, 1998, and may be extended thereafter by mutual agreement of the parties. Mr. Cochran is to be paid an annual base salary of $105,000 for the period of January 1, 1997 through December 31, 1997. The Deferred Compensation Agreement provides annual post-retirement compensation for a seven-year period after Mr. Cochran's retirement. A portion of Bancorp's obligation under the Deferred Compensation Agreement has been funded with a $120,000 interest bearing investment and will be paid in annual installments of $26,000 per year plus interest earned on invested funds. Both agreements contain change of control provisions, which provide among other things for the payment to Mr. Cochran of deferred compensation and other amounts in the event of a change in control of Bancorp.

                 Klickitat and Wesley A. Kangas, the President and CEO of Klickitat, were parties to an Employment Agreement of June 19, 1996 and a Deferred Compensation Agreement of June 19, 1996. Mr. Kangas retired on December 31, 1996, and under the Deferred Compensation Agreement is to receive deferred compensation totaling $180,000 payable in installments.

DISCRETIONARY BONUS PLAN AND PROFIT SHARING PLAN

                 Columbia has a discretionary bonus plan under which the Board of Directors of Columbia may award bonuses to Columbia's executives and other employees. Bonuses are established in December of each year. For the year ended December 31, 1996, bonus payments totaling $158,979 were made to Columbia employees, including $60,402 paid to executive officers as a group.

                 Klickitat has a profit sharing plan covering substantially all employees. The plan provides for a discretionary employer contribution each year. Klickitat's maximum profit sharing contribution is 15% of taxable compensation for the year, limited to $150,000. The employer contribution was $111,382 in 1996 and $107,647 in 1995.

DIRECTOR COMPENSATION

                 During 1996, directors of Columbia were paid an attendance fee of $400 for each regular meeting of the Board of Directors. Columbia directors also received $50 per Board committee meeting attended. Outside directors of Klickitat were paid $350 through July and $400 thereafter for each regular Board of Directors meeting. In addition, outside directors attending executive committee meetings of the Klickitat Board were paid $250 per meeting.
Directors of Bancorp received no meeting attendance fees.

STOCK INCENTIVE PLAN

                 Under a 1993 Stock Incentive Plan (the "Incentive Plan") the Board of Directors of Bancorp in its discretion may issue shares of its common stock as grants or through options to purchase such stock as an incentive to attract, retain and motivate qualified personnel by providing them with additional incentives through equity participation. As of December 31, 1996, there had been awarded options to purchase 103,200 shares of Bancorp stock to an aggregate 59 employees and directors. No grants of stock have been made under the Incentive Plan.
                 In 1996 the Incentive Plan was replaced by a new plan, the Columbia Bancorp 1996 Stock Incentive Plan (the "1996 Incentive Plan"), approved by the Board of Directors of Bancorp. The 1996 Incentive Plan is substantially identical to the Plan which it replaced. As of the date of this Proxy Statement no stock options or other awards or grants of stock have been made under the 1996 Incentive Plan. Up to 200,000 shares of Bancorp common stock may be issued under the 1996 Incentive Plan.

401(k) CONTRIBUTION

                 Under the Bank's 401(k) Plan, officers and employees of Columbia may elect to defer up to 10% of their compensation, and Columbia makes matching contributions to the accounts of officers and employees of Columbia equal to 25 percent of the first four percent of compensation that any officer or employee elects to defer, subject to limitations under the Internal Revenue Code of 1986. Amounts contributed or deferred are distributed to employees upon retirement, permanent disability, death, termination of employment, or the occurrences of conditions constituting extraordinary hardship.

EMPLOYEE STOCK OWNERSHIP PLAN

                 Columbia has an Employee Stock Ownership Plan (the "ESOP"). All employees who have been credited with at least 1,000 hours of service in the prior year, and have attained age 20, including officers, are eligible to participate in the ESOP. The sole source of funding for the ESOP is contributions made by Columbia. Contributions made by participants are not permitted. Assets of the ESOP are used primarily to purchase shares of Bancorp's common stock. The ESOP may not purchase Bancorp common stock for a price in excess of its fair market value, as determined by an annual appraisal of the fair market value of the stock commissioned from an independent appraiser by the ESOP Trustees and Columbia. For the fiscal year ended December 31, 1996, the ESOP appraisal of the fair market value of Bancorp common stock, on a marketable minority basis, was $14.35 per share. As of January 1, 1997, the ESOP held 73,741 shares of Bancorp common stock and $63,680 in cash. At that date, 80 employees of Columbia were participating in the ESOP.


                              CERTAIN TRANSACTIONS

              Various directors and executive officers of Columbia, Klickitat and Bancorp, members of their immediate families, and firms in which they have or had an interest were customers of and had transactions with Columbia and Klickitat during 1996 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than normal risks of collectibility or present other unfavorable features. As of December 31, 1996 and 1995, loans outstanding to this group were $2,963,310 and $1,535,235, respectively.

              Certain reportable transactions for directors and executive officers of Columbia, Klickitat and Bancorp, for the fiscal years 1996 and 1995, are as follows:

              Robert R.L. Bailey, a director, and Orchard View Farms, a company controlled by Mr. Bailey, as well as Dry Hollow Limited Partnership, a partnership for which Mr. Bailey is the general partner, borrowed sums from the Columbia and Klickitat in excess of $60,000 in the aggregate under revolving and nonrevolving lines of credit and a Visa card. As of February 14, 1997, the total balance due by Mr. Bailey from these borrowings was $1,633,424.

              Stephen Martin, a director, and various enterprises owned or controlled by him borrowed sums from Columbia in excess of $60,000 in the aggregate under term loans, a revolving line of credit and a Visa card. As of February 14, 1997, the total balance due by Mr. Martin from these borrowings was $563,910.

              Charles F. Beardsley, a director, borrowed sums from Columbia in excess of $60,000 in the aggregate under term loans, a revolving line of credit and a Visa card. As of February 14, 1997, the balance due by Mr. Beardsley from these borrowings was $203,565.

              McKinney Ranches, Inc., a company controlled by Jean McKinney, a director, borrowed sums from Columbia in excess of $60,000 in the aggregate under term loans, a non-revolving line of credit and a Visa card. As of February 14, 1997, the total balance due by McKinney Ranches, Inc., from these borrowings was $31,776.

                 Terry L. Cochran, Columbia's Chief Executive Officer and President, and a director, borrowed sums from Columbia in excess of $60,000 in the aggregate under revolving lines of credit and a Visa card. As of February 14, 1997, the total balance due by Mr. Cochran from these borrowings was $104,658.

              Dennis Carver, a director, borrowed sums from the Klickitat in excess of $60,000 in the aggregate under term loans. As of February 14, 1997, the total balance due by Mr. Carver from these borrowings was $199,975.

              Thomas G. Juris, a director, borrowed sums from Klickitat in excess of $60,000 in the aggregate under a term loan and a revolving line of credit. As of February 14, 1997, the total balance due by Mr. Juris from these borrowings was $185,202.

              James B. Roberson, a director, borrowed sums from Klickitat in excess of $60,000 in the aggregate under term loans. As of February 14, 1997, the total balance due by Mr. Roberson from these borrowings was $47,450.

              Robert L. Dickey, a director, as guarantor on a term loan to Dickey Farms, Inc., borrowed sums from Klickitat in excess of $60,000 in the aggregate under a term loan. As of February 14, 1997, the total balance due by Dickey Farms, Inc. from these borrowings was $66,407.


                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

                 Section 16 of the Securities Exchange Act of 1934, as amended, requires that all executive officers and directors of Bancorp and all persons who beneficially own more than 10 percent of Bancorp's common stock file an initial report of their ownership of Bancorp's securities on Form 3 and report changes in their ownership of Bancorp's securities on Form 4 or Form 5. These filings must be made with the United States Securities and Exchange Commission with a copy sent to Bancorp. As of the date of this Proxy Statement all executive officers and directors of Bancorp are in compliance with such filing requirements.

                        NO MATERIAL ADVERSE PROCEEDINGS

                 No director, officer, affiliate, beneficial owner of more than 5% of the Common Stock of Bancorp or security holder is an adverse party in any material proceeding against Bancorp, or has a material interest adverse to Bancorp.

                     INFORMATION AVAILABLE TO SHAREHOLDERS

                 BANCORP'S 1996 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND BANCORP'S FORM 10-KSB FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS) MAY BE OBTAINED WITHOUT CHARGE FROM RICHARD
J. CROGHAN, CHIEF FINANCIAL OFFICER, COLUMBIA BANCORP, POST OFFICE BOX 1030, THE DALLES, OREGON 97058. COPIES OF EXHIBITS TO THE FORM 10-KSB WILL BE SUPPLIED UPON PAYMENT OF COLUMBIA BANCORP'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT IN THE AMOUNT OF $.25 PER PAGE.

                              INDEPENDENT AUDITORS

                 Moss Adams LLP, independent auditors, were selected by the Bancorp Board of Directors to conduct an audit of Bancorp's financial statements for the year ended December 31, 1996. Management has not followed the practice of presenting the selection of auditors to the stockholders for approval. Audit services provided by Moss Adams LLP for the year ended 1996 included the examination of Bancorp's consolidated financial statements, and the review of materials used in various filings with the United States Securities and Exchange Commission. No representative of Moss Adams LLP will be in attendance at the annual meeting.

                 The audit services provided to Bancorp were approved by the Audit Committee of the Board of Directors of Columbia prior to being rendered. Other specific services were approved by officers of Bancorp after a determination that none of such services would affect Moss Adams LLP's independence as auditors of Bancorp's financial statements.


                           PROPOSALS OF SHAREHOLDERS

                 Shareholders wishing to present proposals for action at Bancorp's 1998 annual meeting of shareholders must submit such proposals for inclusion in Bancorp's 1998 Annual Meeting proxy statement not later than December 31, 1997.

                             ADDITIONAL INFORMATION

                 Although this matter does not relate to the matters to be voted on at the annual meeting of shareholders, Bancorp is pleased to announce that it has approved the merger of its subsidiary Klickitat Valley Bank into its second subsidiary, Columbia River Banking Company. Effective March 1, 1997, Bancorp will have only on banking subsidiary. The two branches of Klickitat shall become branches of Columbia, and shall do business under the "Klickitat Valley Bank" name. The Board of Directors of Bancorp believes this merger will result in streamlined financial reporting, greater management efficiencies and enhanced opportunities for Klickitat employees.

February 28, 1997

                                  VOTING PROXY
                                COLUMBIA BANCORP
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 1997

 This Proxy is solicited on behalf of the Board of Directors of Columbia Bancorp

The undersigned, revoking all prior proxies, hereby appoint(s) Stephen D. Martin, Chairman of the Board, Columbia Bancorp, and Terry L. Cochran, President and CEO and member of the Board of Directors of Columbia Bancorp, or either of them, the proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of Columbia Bancorp, to be held on April 17, 1997 at 7:00 p.m., or at any adjournment or adjournments thereof, all shares of Common Stock of Columbia Bancorp which the undersigned is entitled to vote.

1) ELECTION OF DIRECTORS to serve as noted or until their successors are duly elected and qualified:

         The nominee for a one year term expiring 1998:     George W. Hall
         The nominee for a two year term expiring 1999:     Dennis Carver
         The nominees for a three year term expiring 2000:  Jane F. Lee,
         Stephen D. Martin, Jean McKinney                   Greg Walden,
                                                            James B. Roberson

2) INCREASE IN AUTHORIZED SHARES of Columbia Bancorp Common Stock from 4,000,000 to 10,000,000.

3) At their discretion, upon other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

YOU MAY WITHHOLD AUTHORITY TO VOTE FOR THE ABOVE PROPOSAL BY LINING THROUGH OR OTHERWISE STRIKING OUT THE PRECEDING SENTENCE; OTHERWISE, YOUR SIGNATURE ON THIS PROXY WILL BE DEEMED AUTHORIZATION TO VOTE YOUR SHARES IN FAVOR OF THE ABOVE PROPOSAL.

Please indicate your selection by firmly placing an "X" on the appropriate line:

                      ITEM                                                                      FOR     AGAINST      ABSTAIN
                      1)   (I)     Election of George W. Hall to Columbia Bancorp Board of    ____      ____        ____
                                   Directors
                           (II)    Election of Dennis Carver to Columbia Bancorp Board of     ____      ____        ____
                                   Directors
                           (III)   Election of Jane F. Lee to Columbia Bancorp Board of       ____      ____        ____
                                   Directors
                           (IV)    Election of Stephen  D. Martin to Columbia Bancorp Board   ____      ____        ____
                                   of Directors
                           (V)     Election of Jean McKinney to Columbia Bancorp Board of     ____      ____        ____
                                   Directors
                           (VI)    Election of Greg Walden to Columbia Bancorp Board of       ____      ____        ____
                                   Directors
                           (VII)   Election of James B. Roberson to Columbia Bancorp Board    ____      ____        ____
                                   of Directors

                      2)            Increase authorized shares from 4,000,000
                                    to 10,000,000                                             ____      ____        ____

The Proxy will be voted as specified by the shareholder. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTE FOR THE ABOVE. The Proxy may be revoked at any time prior to its exercise. You may attend the meeting in person even though you send in your Proxy.

Receipt is acknowledged of the Notice and Proxy Statement relating to this meeting.


                                      ----------------------------------
                                      Signature

                                      ----------------------------------
                                      Signature

                                      ----------------------------------
                                      Date

Please sign exactly as name appears on the left. Persons signing as executor, administrator, trustee, custodian, guardian, or in an official or representative capacity should indicate his or her full title.

  PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.